                                   CREDIT AGREEMENT


                             DATED AS OF JANUARY 31, 1997


                                        among


                               HA-LO INDUSTRIES, INC.,


                 AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,


                              individually and as Agent


                                         and


                                     the Lenders


                          which are or become parties hereto




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                                  TABLE OF CONTENTS
                                                                            PAGE
SECTION 1.         THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . 1

    Section 1.1.      Revolving Credit . . . . . . . . . . . . . . . . . . . 1
    Section 1.2.      Revolving Loans. . . . . . . . . . . . . . . . . . . . 2
    Section 1.3.      Letters of Credit. . . . . . . . . . . . . . . . . . . 2
            (a)       General Terms. . . . . . . . . . . . . . . . . . . . . 2
            (b)       Applications . . . . . . . . . . . . . . . . . . . . . 2
            (c)       The Reimbursement Obligation . . . . . . . . . . . . . 3
            (d)       The Participating Interests. . . . . . . . . . . . . . 3
            (e)       Indemnification. . . . . . . . . . . . . . . . . . . . 4
    Section 1.4.      Term Credit. . . . . . . . . . . . . . . . . . . . . . 4
    Section 1.5.      Manner of Borrowing Loans. . . . . . . . . . . . . . . 5
            (a)       Generally. . . . . . . . . . . . . . . . . . . . . . . 5
            (b)       Reimbursement Obligation . . . . . . . . . . . . . . . 5
            (c)       Agent Reliance on Bank Funding . . . . . . . . . . . . 6
            (d)       Reliance . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 2.         INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . 6

    Section 2.1.      Options. . . . . . . . . . . . . . . . . . . . . . . . 6
    Section 2.2.      Base Rate Portion. . . . . . . . . . . . . . . . . . . 7
    Section 2.3.      LIBOR Portions . . . . . . . . . . . . . . . . . . . . 7
    Section 2.4.      Manner of Rate Selection . . . . . . . . . . . . . . . 8
    Section 2.5.      Change of Law. . . . . . . . . . . . . . . . . . . . . 8
    Section 2.6.      Unavailability of Deposits or Inability to Ascertain
                      the Adjusted LIBOR Rate. . . . . . . . . . . . . . . . 8
    Section 2.7.      Taxes and Increased Costs. . . . . . . . . . . . . . . 8
    Section 2.8.      Funding Indemnity. . . . . . . . . . . . . . . . . . . 9
    Section 2.9.      Lending Branch . . . . . . . . . . . . . . . . . . . .10
    Section 2.10.     Discretion of Lenders as to Manner of Funding. . . . .10
    Section 2.11.     Capital Adequacy . . . . . . . . . . . . . . . . . . .10

SECTION 3.         FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS. .11

    Section 3.1.      Commitment Fee . . . . . . . . . . . . . . . . . . . .11
    Section 3.2.      Letter of Credit Fees. . . . . . . . . . . . . . . . .11
    Section 3.3.      Computation of Interest and Fees . . . . . . . . . . .11
    Section 3.4.      Agents Fees. . . . . . . . . . . . . . . . . . . . . .11
    Section 3.5.      Voluntary Prepayments. . . . . . . . . . . . . . . . .11
    Section 3.6.      Commitment Terminations. . . . . . . . . . . . . . . .12
    Section 3.7.      Place and Application. . . . . . . . . . . . . . . . .12
    Section 3.8.      Notations and Requests . . . . . . . . . . . . . . . .13

SECTION 4.         THE GUARANTIES. . . . . . . . . . . . . . . . . . . . . .14

    Section 4.1.      Guaranties . . . . . . . . . . . . . . . . . . . . . .14
    Section 4.2.      Further Assurances.. . . . . . . . . . . . . . . . . .14


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SECTION 5.         REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . .14

    Section 5.1.      Organization and Qualification . . . . . . . . . . . .14
    Section 5.2.      Subsidiaries . . . . . . . . . . . . . . . . . . . . .14
    Section 5.3.      Corporate Authority and Validity of Obligations. . . .15
    Section 5.4.      Use of Proceeds; Margin Stock. . . . . . . . . . . . .15
    Section 5.5.      Financial Reports. . . . . . . . . . . . . . . . . . .15
    Section 5.6.      No Material Adverse Change . . . . . . . . . . . . . .16
    Section 5.7.      Litigation and Other Controversies . . . . . . . . . .16
    Section 5.8.      Taxes. . . . . . . . . . . . . . . . . . . . . . . . .16
    Section 5.9.      Approvals. . . . . . . . . . . . . . . . . . . . . . .16
    Section 5.10.     Investment Company; Public Utility Holding Company . .16
    Section 5.11.     ERISA. . . . . . . . . . . . . . . . . . . . . . . . .16
    Section 5.12.     Compliance with Laws . . . . . . . . . . . . . . . . .17
    Section 5.13.     Other Agreements . . . . . . . . . . . . . . . . . . .17
    Section 5.14.     No Default . . . . . . . . . . . . . . . . . . . . . .17

SECTION 6.         CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . .17

    Section 6.1.      All Advances . . . . . . . . . . . . . . . . . . . . .17
    Section 6.2.      Initial Advance. . . . . . . . . . . . . . . . . . . .18

SECTION 7.         COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .19

    Section 7.1.      Maintenance of Business. . . . . . . . . . . . . . . .19
    Section 7.2.      Maintenance of Properties. . . . . . . . . . . . . . .19
    Section 7.3.      Taxes and Assessments. . . . . . . . . . . . . . . . .20
    Section 7.4.      Insurance. . . . . . . . . . . . . . . . . . . . . . .20
    Section 7.5.      Financial Reports. . . . . . . . . . . . . . . . . . .20
    Section 7.6.      Inspection . . . . . . . . . . . . . . . . . . . . . .21
    Section 7.7.      Current Ratio. . . . . . . . . . . . . . . . . . . . .22
    Section 7.8.      Tangible Net Worth . . . . . . . . . . . . . . . . . .22
    Section 7.9.      Leverage Ratio . . . . . . . . . . . . . . . . . . . .22
    Section 7.10.     Cash Flow Coverage Ratio . . . . . . . . . . . . . . .22
    Section 7.11.     Indebtedness for Borrowed Money. . . . . . . . . . . .22
    Section 7.12.     Liens. . . . . . . . . . . . . . . . . . . . . . . . .22
    Section 7.13.     Investments, Acquisitions, Loans, Advances and
                      Guaranties . . . . . . . . . . . . . . . . . . . . . .23
    Section 7.14.     Mergers, Consolidations and Sales. . . . . . . . . . .25
    Section 7.15.     Dividends and Certain Other Restricted Payments. . . .25
    Section 7.16.     ERISA. . . . . . . . . . . . . . . . . . . . . . . . .26
    Section 7.17.     Compliance with Laws . . . . . . . . . . . . . . . . .26
    Section 7.18.     Change in the Nature of Business . . . . . . . . . . .26

SECTION 8.         EVENTS OF DEFAULT AND REMEDIES. . . . . . . . . . . . . .26

    Section 8.1.      Events of Default. . . . . . . . . . . . . . . . . . .26
    Section 8.2.      Non-Bankruptcy Remedies. . . . . . . . . . . . . . . .28
    Section 8.3.      Bankruptcy Remedies. . . . . . . . . . . . . . . . . .28


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

    Section 8.4.      Collateral for Undrawn Letters of Credit . . . . . . .28

SECTION 9.         DEFINITIONS; INTERPRETATIONS. . . . . . . . . . . . . . .29

    Section 9.1.      Definitions. . . . . . . . . . . . . . . . . . . . . .29
    Section 9.2.      Interpretation.. . . . . . . . . . . . . . . . . . . .37

SECTION 10.        THE AGENT . . . . . . . . . . . . . . . . . . . . . . . .38

    Section 10.1.     Appointment and Authorization. . . . . . . . . . . . .38
    Section 10.2.     Rights as a Lender . . . . . . . . . . . . . . . . . .38
    Section 10.3.     Standard of Care . . . . . . . . . . . . . . . . . . .38
    Section 10.4.     Costs and Expenses . . . . . . . . . . . . . . . . . .39
    Section 10.5.     Indemnity. . . . . . . . . . . . . . . . . . . . . . .39

SECTION 11.        MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .39

    Section 11.1.     Withholding Taxes. . . . . . . . . . . . . . . . . . .39
    Section 11.2.     Non-Business Days. . . . . . . . . . . . . . . . . . .40
    Section 11.3.     No Waiver, Cumulative Remedies . . . . . . . . . . . .41
    Section 11.4.     Waivers, Modifications and Amendments. . . . . . . . .41
    Section 11.5.     Costs and Expenses . . . . . . . . . . . . . . . . . .41
    Section 11.6.     Documentary Taxes. . . . . . . . . . . . . . . . . . .41
    Section 11.7.     Survival of Representations. . . . . . . . . . . . . .42
    Section 11.8.     Notices. . . . . . . . . . . . . . . . . . . . . . . .42
    Section 11.9.     Participations . . . . . . . . . . . . . . . . . . . .42
    Section 11.10.    Assignment Agreements. . . . . . . . . . . . . . . . .42
    Section 11.11.    Extension of the Revolving Credit Commitments. . . . .43
    Section 11.12.    Lender's Obligations Several . . . . . . . . . . . . .44
    Section 11.13.    Headings . . . . . . . . . . . . . . . . . . . . . . .44
    Section 11.14.    Severability of Provisions . . . . . . . . . . . . . .44
    Section 11.15.    Counterparts . . . . . . . . . . . . . . . . . . . . .44
    Section 11.16.    Binding Nature and Governing Law . . . . . . . . . . .44
    Section 11.17.    Entire Understanding . . . . . . . . . . . . . . . . .44
    Section 11.18.    Submission to Jurisdiction; Waiver of Jury Trial . . .44

Signature Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46

EXHIBIT A   -- Form of Revolving Credit Note
EXHIBIT B   -- Notice of Payment Request
EXHIBIT C   -- Form of Term Note
EXHIBIT D   -- Compliance Certificate
EXHIBIT E   -- Opinion of Counsel
EXHIBIT F   -- Assignment and Acceptance
SCHEDULE 5.2 -- Subsidiaries


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

                                   CREDIT AGREEMENT


American National Bank
 and Trust Company of Chicago
Chicago, Illinois

Harris Trust and Savings Bank
Chicago, Illinois

Comerica Bank
Detroit, Michigan

and the other Lenders from time to time party hereto

Ladies and Gentlemen:

     The undersigned, HA-LO Industries, Inc., an Illinois corporation (the "COMPANY"), applies to you for your several commitments, subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make credit available to the Company, all as more fully hereinafter set forth.

SECTION 1.     THE CREDITS.

     SECTION 1.1. REVOLVING CREDIT. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to extend a revolving credit (the "REVOLVING CREDIT") to the Company in the aggregate amount of such Lender's commitment to extend the Revolving Credit as set forth on the applicable signature page hereof or pursuant to Section 11.10 hereof (its "REVOLVING CREDIT COMMITMENT" and cumulatively for all the Lenders, the "REVOLVING CREDIT COMMITMENTS") (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. The Revolving Credit, subject to all of the terms and conditions hereof, may be utilized by the Company in the form of Revolving Loans and Letters of Credit, all as more fully hereinafter set forth; PROVIDED, HOWEVER, that the aggregate principal amount of the Revolving Loans and L/C Obligations outstanding at any one time shall not at any time exceed the Revolving Credit Commitments then in effect. During the period from and including the date hereof to but not including the Termination Date, the Company may use the Revolving Credit Commitments by borrowing, repaying and reborrowing Revolving Loans in whole or in part and/or by having the Agent issue Letters of Credit, having such Letters of Credit expire or otherwise terminate without having been drawn upon or, if drawn upon, reimbursing the Agent for each such drawing, and having the Agent issue new Letters of Credit, all in accordance with the terms and conditions of this Agreement. For all purposes of this Agreement, where a determination of the unused or available amount of the Revolving Credit Commitments is necessary, the Revolving Loans and L/C Obligations shall all be deemed to utilize the Revolving Credit Commitments.
The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of its Revolving Credit Commitment.

     SECTION 1.2. REVOLVING LOANS. Subject to the terms and conditions hereof, the Revolving Credit may be availed of in the form of loans (individually a "REVOLVING LOAN" and collectively the "REVOLVING LOANS"). Each Borrowing of Revolving Loans shall be made ratably by the Lenders in accordance with their Percentages. Each Borrowing of Revolving Loans shall be in an amount of $100,000 or such greater amount which is an integral multiple of $50,000; PROVIDED, HOWEVER, that (i) a Borrowing made to repay a Reimbursement Obligation may be made in the amount thereof and (ii) a Borrowing of Revolving Loans, or any part thereof, which bears interest with reference to the Adjusted LIBOR Rate shall be in such greater amount as is required by Section 2 hereof. All Revolving Loans made by a Lender shall be evidenced by a single Revolving Credit Note of the Company (individually a "REVOLVING CREDIT NOTE" and collectively the "REVOLVING CREDIT NOTES", which shall include the Revolving Credit Notes issued pursuant to Section 11.10 hereof) payable to the order of such Lender in the amount of its Revolving Credit Commitment, each Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. Each Revolving Credit Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature on the Termination Date. Without regard to the principal amount of each Revolving Credit Note stated on its face, the actual principal amount at any time outstanding and owing by the Company on account thereof shall be the sum of all Revolving Loans then or theretofore made thereon less all payments of principal actually received thereon.

SECTION 1.3.   LETTERS OF CREDIT.

     (a) GENERAL TERMS. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Agent shall issue standby and commercial letters of credit (each a "LETTER OF CREDIT") for the account of the Company in U.S. Dollars in an aggregate undrawn face amount up to the amount of the L/C Commitment. Each Letter of Credit shall be issued by the Agent, but each Lender shall be obligated to reimburse the Agent for such Lender's Percentage of the amount of each draft drawn under a Letter of Credit and, accordingly, each Letter of Credit shall be deemed to utilize the Revolving Credit Commitment of each Lender pro rata in accordance with its Percentage thereof.

     (b) APPLICATIONS. At any time before the Termination Date, the Agent shall, at the request of the Company, issue one or more Letters of Credit to or for the account of the Company in a form satisfactory to the Agent, with expiration dates no later than the earlier of (i) 12 months from the date of issuance (or be cancellable not later than 12 months from the date of issuance and each renewal) and (ii) 3 months after the Termination Date then in effect, in an aggregate face amount as set forth above, upon the receipt of an application for the relevant Letter of Credit in the form then customarily prescribed by the Agent duly executed by the Company (each an "APPLICATION").
On the Termination Date, the Company shall pay to the Agent an amount equal to the aggregate amounts undrawn on all Letters of Credit which are outstanding on that date to be held as cash collateral for the Obligations of the Company with respect to such Letters of Credit and the Applications therefor.
Notwithstanding anything contained in any Application to the contrary, (i) the obligation of the Company to pay fees in connection with each Letter of Credit shall be as set forth in Section 3.2 hereof and (ii) except during the existence of an Event of Default, the Agent will not call for the funding by the Company of any amount under a Letter of Credit, or any other form of collateral security for the obligations of the Company in connection with such Letter of Credit, before being presented with a drawing thereunder. The Agent will promptly notify the Lenders of each issuance by the Agent of a Letter of


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Credit.  If the Agent issues any Letter of Credit with an expiration date that is automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date,
(ii) the Revolving Credit Commitments have been terminated or (iii) a Default or an Event of Default exists and the Required Lenders have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. The Agent shall provide the Company with a copy of such notice of non-renewal promptly after issuance thereof. The Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Company subject to the conditions of Section 6 and the other terms of this Section 1.3. Without limiting the generality of the foregoing, the Agent will not issue, amend or extend the expiration date of any Letter of Credit if any Lender notifies the Agent of any failure to satisfy or otherwise comply with the conditions and terms of Section 6 or of this Section 1.3 and directs the Agent not to take such action.

     (c) THE REIMBURSEMENT OBLIGATION. Subject to Section 1.3(b) hereof, the obligation of the Company to reimburse the Agent for all drawings under a Letter of Credit (a "REIMBURSEMENT OBLIGATION") shall be governed by the Application related to such Letter of Credit, except that (i) reimbursement of each drawing shall be made in immediately available funds at the Agent's principal office in Chicago, Illinois by no later than 2:00 p.m. Chicago time on the date when such drawing is paid if the Company has been informed of such drawing by the Agent on or before 11:30 a.m. Chicago time on the date when such drawing is paid or, if notice of such drawing is given to the Company after 11:30 a.m. Chicago time on the date when such drawn is paid, by 2:00 p.m. Chicago time on the next Business Day and (ii) the Company's Reimbursement Obligation shall bear interest (which the Company hereby promises to pay), whether before or after judgment, until payment in full thereof at the rate per annum equal to the Base Rate as in effect from time to time. If the Company does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.3(d) below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(d) below.

     (d) THE PARTICIPATING INTERESTS. Each Lender (other than the Lender then acting as Agent in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the Agent, and the Agent hereby agrees to sell to each such Lender (a "PARTICIPATING LENDER"), an undivided percentage participating interest (a "PARTICIPATING INTEREST"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Agent. Upon any failure by the Company to pay any Reimbursement Obligation in respect of a Letter of Credit at the time required on the date the related drawing is paid, as set forth in Section 1.3(c) above, or if the Agent is required at any time to return to the Company or to a trustee, receiver, liquidation, custodian or other Person any portion of any payment of any Reimbursement Obligation, each

Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit B hereto from the Agent to such effect, if such certificate is received before 2:00 p.m. Chicago time, or not later than the following Business Day, if such certificate is received after such time, pay to the Agent an amount equal to such Lender's Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Agent to the date of such payment by such Participating Lender at a rate per annum equal to (i) from the date the related payment was made by the Agent to the date 2 Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Agent retaining its Percentage as a Lender hereunder.

     The several obligations of the Participating Lenders to the Agent under this Section 1.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Company, the Agent, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Revolving Credit Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Agent by any Lender arising outside this Agreement.

     (e) INDEMNIFICATION. The Participating Lenders shall, to the extent of their respective Percentages, indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Lenders under this Section 1.3(e) and all other parts of this
Section 1.3 shall survive termination of this Agreement, the Applications, and all drafts and any other documents presented in connection with a drawing under any Letter of Credit.

     SECTION 1.4. TERM CREDIT. Subject to the terms and conditions hereof, each Lender severally agrees to make one or more loans (individually a "TERM LOAN" and collectively the "TERM LOANS") to the Company in the aggregate amount of such Lender's commitment to make Term Loans as set forth on the applicable signature page hereof or pursuant to Section 11.10 hereof (its "TERM LOAN COMMITMENT" and collectively for all Lenders the "TERM LOAN COMMITMENTS") (subject to any reductions thereof pursuant to the terms hereof) prior to the Term Credit Termination Date. Each Borrowing of Term Loans shall be made ratably by the Lenders in accordance with their Percentages. Each Borrowing of Term Loans shall be in an amount of $1,000,000 or such greater amount which is an integral multiple of $100,000; PROVIDED, HOWEVER, that a Borrowing of Term Loans, or any part thereof, which bears interest with reference to the Adjusted LIBOR Rate shall be in such greater amount as is required by Section 2 hereof. The principal amount of each Term Loan shall permanently reduce the amount available to the Company under each Lender's Term Loan Commitment, and no amount repaid or prepaid on any Term Loan may be borrowed again. Each Term Loan made by a Lender shall be evidenced by a Term Note of the Company (individually a "TERM NOTE" and collectively the "TERM NOTES", which shall include the Term Notes issued pursuant to
Section 11.10 hereof) payable to the order of such Lender in an amount equal to such Lender's Percentage of the Borrowing of Term Loans then being made, each Term Note to be in the form (with appropriate insertions) attached hereto as Exhibit C. Each Term Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature in consecutive quarterly principal installments, with each principal installment of a Term Note to be in an amount equal to 1/20th of the original principal amount of the Term Loan evidenced thereby, commencing on the date which is three calendar months after the date on which the relevant Term Loan is made and continuing on the same date of each and every third calendar month thereafter (or if no such date exists for any one or more of such installments, then on the last day of such third calendar month), except that the final payment of both principal and interest, if not sooner paid, shall be due on the earlier of (i) the fifth anniversary date of the date on which the relevant Term Loan was made or (ii) June 30, 2003. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of its Term Loan Commitment.

     SECTION 1.5.   MANNER OF BORROWING LOANS.

     (a) GENERALLY. The Company shall give the Agent notice (which may be written or oral, but if oral, promptly confirmed in writing) by 10:00 a.m. Chicago time on any Business Day of each request that any Borrowing of Loans, in each case specifying the amount of each such Borrowing, the type of Loan being requested, and the date such Borrowing is to be made (which shall be a Business Day). The Agent shall notify each Lender of its receipt of each such notice by 12:00 noon Chicago time on the Business Day any Borrowing of Loans constituting the Base Rate Portion is to be made and by 12:00 noon Chicago time on the Business Day it receives such a request for any Borrowing of Loans constituting a LIBOR Portion. Each Borrowing shall initially constitute part of the relevant Base Rate Portion except to the extent the Company has timely elected that such Borrowing, or any part thereof, constitute part of a LIBOR Portion as provided in Section 2 hereof. Not later than 2:00 p.m. Chicago time on the date specified for any Borrowing of Loans to be made hereunder, each Lender shall make the proceeds of its Loan comprising part of such Borrowing available in immediately available funds to the Agent in Chicago, Illinois. Subject to all of the terms and conditions hereof, the proceeds of each Lender's Loan shall be made available to the Company in accordance with the instruction of the

Company at the office of the Agent in Chicago, Illinois and in funds there current.

     (b) REIMBURSEMENT OBLIGATION. In the event the Company fails to give notice pursuant to Section 1.5(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Agent by 11:30 a.m. Chicago time on the day such Reimbursement Obligation becomes due that the Company intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Company shall be deemed to have requested a Borrowing of Revolving Loans constituting part of the Base Rate Portion on such day in the amount of the Reimbursement Obligation then due, subject to Section 6 hereof, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

     (c) AGENT RELIANCE ON BANK FUNDING. Unless the Agent shall have been notified by a Lender before the date on which such Lender is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Company the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to the Company attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to (i) from the date the related amount was made available to the Company by the Agent to the date 2 Business Days after such amount is due from the Lender hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after such amount is due from the Lender hereunder to the date such amount is paid to the Agent by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Agent immediately upon demand, the Company will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 2.8 hereof, so that the Company will have no liability under Section 2.8 with respect to such payment.

     (d) RELIANCE. All requests for Borrowings and selection of interest rates to be applicable thereto may be written or oral, including by telephone or telecopy. The Company agrees that the Agent may rely on any such notice given by any person the Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (the Company hereby indemnifying the Agent and the Lenders from any liability or loss ensuing from such reliance), and in the event any such telephonic or other oral notice conflicts with any written confirmation, such oral or telephonic notice shall govern if the Agent has acted in reliance thereon.

SECTION 2.     INTEREST.

     SECTION 2.1. OPTIONS. Subject to all of the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by the Notes (all of the indebtedness evidenced by Notes of the same type and, with respect to the Term Notes, relating to the same Borrowing, and bearing interest at the same rate for the same period of time being hereinafter referred to as a "PORTION") may, at the option of the Company, bear interest with reference to the Base Rate ("BASE RATE PORTIONS") or with reference to the Adjusted LIBOR Rate ("LIBOR PORTIONS"), and Portions may be converted from time to time from one basis to the other. All of the indebtedness evidenced by the Notes of the same type and, with respect to the Term Notes, relating to the same Borrowing, which is not part of a LIBOR Portion shall constitute a single Base Rate Portion. All of the indebtedness evidenced by the Notes of the same type and, with respect to the Term Notes, relating to the same Borrowing, which bears interest with reference to a particular Adjusted LIBOR Rate for a particular Interest Period shall constitute a single LIBOR Portion. Anything contained herein to the contrary notwithstanding, there shall not be more than five (5) LIBOR Portions applicable to Notes of the same type and, with respect to the Term Notes, relating to the same Borrowing, outstanding at any one time and each Lender shall have a ratable interest in each Portion. The Company hereby promise to pay interest on each Portion applicable to it at the rates and times specified in this Section 2.

     SECTION 2.2. BASE RATE PORTION. Each Base Rate Portion shall bear interest (which the Company hereby promises to pay at the times herein provided) at the rate per annum equal to the Base Rate as in effect from time to time minus .25% per annum, provided that if a Base Rate Portion is not paid when due (whether by lapse of time, acceleration or otherwise), such Portion shall bear interest (which the Company hereby promises to pay at the times hereinafter provided), whether before or after judgment, and until payment in full thereof, at the rate per annum determined by adding 2% to the Base Rate as in effect from time to time. Interest on the Base Rate Portions shall be payable monthly in arrears on the last day of each month in each year and at maturity of the applicable Notes, and interest after maturity shall be due and payable upon demand.

     SECTION 2.3. LIBOR PORTIONS. Each LIBOR Portion shall bear interest (which the Company hereby promises to pay at the times herein provided) for each Interest Period selected therefor at a rate per annum determined by adding the Applicable Margin to the Adjusted LIBOR Rate for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise), such Portion shall bear interest (which the Company hereby promises to pay at the times hereinafter provided), whether before or after judgment, and until payment in full thereof, through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate otherwise applicable thereto and effective at the end of such Interest Period, such LIBOR Portion shall automatically be converted into and added to the applicable Base Rate Portion and shall thereafter bear interest at the rate per annum determined by adding 2% to the Base Rate as in effect from time to time.
Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto (provided that if any Interest Period is longer than three months, then interest on the LIBOR Portion having such Interest Period shall be due and payable on the date occurring every three months after the date such Interest Period began and on the last day of such Interest Period), and interest after maturity shall be due and payable upon demand. The Company shall notify the Agent on or before 10:00 a.m. Chicago time on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Company shall notify the Agent of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Agent, such LIBOR Portion shall automatically be converted into and added to the applicable Base Rate Portion as of and on the last day of such Interest Period. The Agent shall promptly notify each Lender of each notice received from the Company pursuant to the foregoing provisions. Each LIBOR Portion shall be in an amount equal to $500,000 or such greater amount which is an integral multiple of $100,000. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing.

     SECTION 2.4. MANNER OF RATE SELECTION. The Company shall notify the Agent by 10:00 a.m. Chicago time at least 3 Business Days prior to the date upon which it requests that any LIBOR Portion be created or that any part of the applicable Base Rate Portion be converted into a LIBOR Portion (such notice to specify in each instance the amount thereof and the Interest Period selected therefor) and the Agent shall advise each Lender of each such notice by 12:00 noon Chicago time on the same Business Day it receives such notice. If any request is made to convert a LIBOR Portion into the applicable Base Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance or conversion of Portions under this Agreement shall, subject to Section 2.6 hereof, be irrevocable.

     SECTION 2.5. CHANGE OF LAW. Notwithstanding any other provisions of this Agreement or the Notes, if at any time a Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Lender to create or continue to maintain LIBOR Portions, it shall promptly so notify the Agent (which shall in turn promptly notify the Company and the other Lenders) and the obligation of such Lender to create, continue or maintain any LIBOR Portion under this Agreement shall be suspended until it is no longer unlawful for such Lender to create, continue or maintain LIBOR Portions. The Company shall, on demand, if the continued maintenance of a LIBOR Portion is unlawful, thereupon prepay the outstanding principal amount of the LIBOR Portion, together with all interest accrued thereon and all other amounts payable to the affected Lender with respect thereto under this Agreement; PROVIDED, HOWEVER, that the Company may instead elect to convert the principal amount of the affected LIBOR Portion into the applicable Base Rate Portion, subject to the terms and conditions of this Agreement.

     SECTION 2.6. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN THE ADJUSTED LIBOR RATE. Notwithstanding any other provision of this Agreement or the Notes, if prior to the commencement of any Interest Period, (a) any Lender shall inform the Agent that such Lender has determined that United States dollar deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to such Lender in the offshore interbank market or (b) the Required Lenders shall advise the Agent that LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Portion for such Interest Period, the Agent shall promptly give notice thereof to the Company and each other Lender and the obligations of the Lenders to create, continue or effect by conversion any LIBOR Portion in such amount and for such Interest Period shall be suspended until the circumstances giving rise to such suspension no longer exist.

     SECTION 2.7. TAXES AND INCREASED COSTS. With respect to the LIBOR Portions, if any Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch or the Portions contemplated by this Agreement (whether or not having the force of law) shall:

          (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender which is not in any instance already accounted for in computing the Adjusted LIBOR Rate;

          (ii) subject such Lender, the LIBOR Portions or any Note to the extent it evidences any LIBOR Portion, to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or any Note to the extent it evidences such a Portion, except such taxes as may be measured by the overall net income or gross receipts of such Lender or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Lender's principal executive office or its lending branch is located;

          (iii) change the basis of taxation of payments of principal and interest due from the Company to such Lender hereunder or under any Note to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of such Lender or its lending branches); or

          (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, any LIBOR Portion, or any Note to the extent it evidences any LIBOR Portion;

and such Lender shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Lender, then the Company shall pay on demand to the Agent for the account of such Lender from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If a Lender makes such a claim for compensation, it shall provide to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the computation of the increased cost or reduced amount as a result of any event mentioned herein and such certificate shall be conclusive if reasonably determined.

     SECTION 2.8. FUNDING INDEMNITY. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain its part of any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender) as a result of:

          (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after the occurrence of a Default or Event of Default, and whether or not such payment is required by any provisions of this Agreement; or

          (ii) any failure by any of the Company to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

then, upon the demand of such Lender, the Company shall pay on demand to the Agent for the account of such Lender such amount as will reimburse such Lender for such loss, cost or expense. If a Lender requests such a reimbursement, it shall provide the Company (with a copy to the Agent) with a certificate setting forth in reasonable detail the computation of the loss, cost or expense giving rise to the request for reimbursement and such certificate shall be conclusive if reasonably determined.

     SECTION 2.9. LENDING BRANCH. Each Lender may, at its option, elect to make, fund or maintain its Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section
11.10 hereof or at such other of its branches or offices as such Lender may from time to time elect.

     SECTION 2.10. DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its share of its Notes in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including determinations under Sections 2.6, 2.7 and 2.8 hereof) shall be made as if each such Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the offshore interbank market in the amount of its share of such LIBOR Portion, having a maturity corresponding to such Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

     SECTION 2.11. CAPITAL ADEQUACY. If any Lender shall determine that any applicable law, rule or regulation regarding capital adequacy instituted after the date hereof, or any change in the interpretation or administration of any applicable law, rule or regulation regarding capital adequacy by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or credit extended by it hereunder to a level below that which such Lender could have achieved but for such law, rule, regulation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, the Company shall pay to the Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such reduction. Any Lender claiming compensation under this Section shall accompany its demand for compensation with a certificate (with a copy to the Agent) setting forth the additional amount or amounts to be paid to it hereunder in reasonable detail, which certificate shall be conclusive if reasonably determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

SECTION 3.     FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND
NOTATIONS.

     SECTION 3.1. COMMITMENT FEE. For the period from the date hereof to but not including the Termination Date, the Company shall pay to the Agent for the account of the Lenders in accordance with their Percentages a commitment fee at the rate per annum equal to
 .20% per annum on the average daily unused amount of the Revolving Credit Commitments hereunder. Such fee shall be payable in arrears on the last day of each March, June, September, and December in each year (commencing with the first of such dates after the date hereof) and on the Termination Date.

     SECTION 3.2. LETTER OF CREDIT FEES. With respect to each standby Letter of Credit, commencing on the date which is three calendar months after the date of issuing the relevant Letter of Credit and continuing on the same date each and every third calendar month thereafter, the Company shall pay to the Agent a letter of credit fee at the rate of 1.5% per annum applied to the daily average face amount of the relevant standby Letter of Credit outstanding during such period (of which amount the Agent shall retain for its own account, as the issuing bank and not on account of its interest therein as a Lender, .25% per annum with the remaining 1.25% per annum fee to be remitted to the Lenders pro rata in accordance with their Percentages). With respect to each commercial Letter of Credit, on the date when any drawing is made thereunder (or, if sooner, the expiry date of the relevant Letter of Credit), the Company shall pay to the Agent a letter of credit fee at the rate of .25% (minimum of $70) per annum applied to the face amount of the drawing of the relevant commercial Letter of Credit (or, if being paid on the expiry date of such Letter of Credit, on the undrawn face amount thereof) (of which amount the Agent shall retain for its own account, as the issuing bank and not on account of its interest therein as a Lender, .05% per annum, with the remaining .20% per annum fee to be remitted to the Lenders pro rata in accordance with their Percentages). In addition, the Company shall pay to the Agent for its own use and benefit the Agent's standard amendment and other administrative fees for each Letter of Credit, as such standard fees may be established by the Agent from time to time.

     SECTION 3.3. COMPUTATION OF INTEREST AND FEES. All interest on the Notes, and all fees, charges and commissions due hereunder, shall be computed on the basis of a year of

360 days for the actual number of days elapsed.

     SECTION 3.4. AGENTS FEES. The Company shall pay to the Agent for its own use and benefit fees with respect to the administration of the credit facilities described in this Agreement as are agreed to between the Company and the Agent in that certain fee letter dated January 31, 1997, or as otherwise agreed to by them.

     SECTION 3.5. VOLUNTARY PREPAYMENTS. The Company shall have the privilege of prepaying the Revolving Credit Notes in whole or in part (but if in part, then in a minimum amount of $100,000 or such greater amount which is an integral multiple of $50,000) and the Term Notes in whole or in part (but if in part, then in a minimum amount of $100,000 or such greater amount which is an integral multiple of $50,000) at any time upon 1 Business Day prior notice to the Agent (such notice if received subsequent to 2:00 p.m. Chicago time on a given day to be treated as though received at the opening of business on the next Business Day), which shall promptly so notify the Lenders, by paying to the Agent for the account of the Lenders the principal amount to be prepaid and (i) if such a prepayment prepays the Term Notes relating to the same Borrowing in full, accrued interest thereon to the date of prepayment, (ii) if such a prepayment prepays the Revolving Credit Notes in full and is accompanied by the termination in whole of the Revolving Credit Commitments, accrued interest thereon to the date of prepayment plus any commitment fee which has accrued and is unpaid, and (iii) any amounts due to the Lenders under Section 2.8 hereof.

     SECTION 3.6. COMMITMENT TERMINATIONS. (a) VOLUNTARY TERMINATIONS. The Company shall have the privilege upon 1 Business Day prior notice to the Agent (which shall promptly notify the Lenders) to ratably terminate the Revolving Credit Commitments and/or the Term Loan Commitments in whole or in part (but if in part then in the amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000). No partial terminations of the Revolving Credit Commitments may be made below the L/C Commitment then in effect, unless the L/C Commitment is concurrently reduced by a like amount. Not later than the termination date stated in such notice, there shall be made such payments to the Agent as may be necessary to reduce the sum of the aggregate outstanding principal amount of the relevant Loans to the amount to which the relevant Commitments have been reduced, together with (x) any amount due the Lenders under Section 2.8 hereof and (y) in the case of a termination in whole, all interest, fees and other amounts due on the Obligations. The foregoing to the contrary notwithstanding, (i) no termination of the Revolving Credit Commitment may be effected hereunder if as a result thereof the outstanding aggregate amount of L/C Obligations would exceed the L/C Commitment as reduced by such termination and (ii) the relevant Commitments may not be terminated below $10,000,000 except concurrently with their termination in whole. No termination of the Commitments may be reinstated.

     (b) CHANGE IN CONTROL. After the occurrence of a Change in Control, the Required Lenders may at any time, but in no event later than 30 days after the date the Company notifies the Lenders of such Change in Control, terminate the Commitments effective on the Business Day after the day the Company receives notice of such termination. Any Loans outstanding on the date the Commitments are so terminated, together with all other Obligations owing hereunder, shall be due and payable on such date.

     SECTION 3.7. PLACE AND APPLICATION. All payments of principal, interest, fees and any other Obligations shall be made to the Agent at its office at 33 North LaSalle Street, Chicago, Illinois (or at such other place as the Agent may specify) in immediately available and freely transferable funds at the place of payment. All such payments shall be made without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or political subdivision or taxing authority thereof. Payments received by the Agent after 2:00 p.m. Chicago time shall be deemed received as of the opening of business on the next Business Day. Except as herein provided, all payments shall be received by the Agent for the ratable account of the Lenders and shall be promptly distributed by the Agent to the Lenders in accordance with their Percentages. Unless the Company otherwise directs, payments on any Loans shall be deemed first applied to the applicable Base Rate Portion until payment in full thereof, with any balance applied to the LIBOR Portions in the order in which their Interest Periods expire. Any amount prepaid on the Revolving Credit Notes may, subject to all of the terms and conditions hereof, be borrowed, repaid and borrowed again. No amounts prepaid on the Term Notes may be reborrowed, and any partial prepayments (whether voluntary or mandatory) shall be applied to the several installments of such Notes in the inverse order of maturity. All payments (whether voluntary or required) shall be accompanied by any amount due the Lenders under Section
2.8 hereof, but no acceptance of such a payment without requiring payment of amounts due under Section 2.8 shall preclude a later demand by the Lenders for any amount due them under Section 2.8 in respect of such payment.

     Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of collateral or payments on guarantees received, in each instance, by the Agent or any of the Lenders after the occurrence of an Event of Default shall be remitted to the Agent and distributed as follows:

          (a) first, to the payment of any outstanding actual costs and expenses incurred by the Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Company has agreed to pay under Section 11.5 hereof (such funds to be retained by the Agent for its own account unless the Agent has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

          (b) second, to the payment of any outstanding interest or other fees or amounts due under the Notes and the other Loan Documents, in each case other than for principal or in reimbursement or collateralization of L/C Obligations, ratably as among the Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each;

          (c) third, to the payment of the principal of the Notes and any unpaid

     Reimbursement Obligations and to the Agent to be held as collateral security for any other L/C Obligations (until the Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), the aggregate amount paid to or held as collateral security for the Lenders to be allocated pro rata as among the Lenders in accordance with the then respective aggregate unpaid principal balances of their Loans and interests in the Letters of Credit; and

          (d) fourth, to the Company or whoever else may be lawfully entitled thereto.

     SECTION 3.8. NOTATIONS AND REQUESTS. All Borrowings made against the Notes, the status of all amounts evidenced by the Notes as constituting part of the applicable Base Rate Portion or LIBOR Portion and the rates of interest and Interest Periods applicable to such Portions shall be recorded by the Lenders on their books or, at their option in any instance, endorsed on the reverse side of the Notes and the unpaid principal balances and status, rates and Interest Periods so recorded or endorsed by the Lenders shall be prima facie evidence in any court or other proceeding brought to enforce the Notes of the principal amount remaining unpaid thereon, the status of such Borrowings and the interest rates and Interest Periods applicable thereto. Prior to any negotiation of any Note, the Lender holding such Note shall endorse thereon the status of all amounts evidenced thereby as constituting part of the Base Rate Portion or LIBOR Portion and the rates of interest and the Interest Periods applicable thereto.

SECTION 4.     THE GUARANTIES.

     SECTION 4.1. GUARANTIES. The payment and performance of the Obligations shall at all times be guaranteed by each Subsidiary, whether now existing or hereafter formed or acquired, pursuant to a guaranty agreement executed by such Subsidiary in form and substance satisfactory to the Agent (individually a "GUARANTY" and collectively the "GUARANTIES"); PROVIDED, HOWEVER, that, unless an Event of Default exists and thereafter until requested by the Agent or the Required Lenders, no Subsidiary organized outside of the United States of America needs to execute and deliver any such Guaranty or otherwise become bound as a guarantor of the Obligations hereunder.

     SECTION 4.2.   FURTHER ASSURANCES.   In the event the Company
or any Subsidiary forms or acquires any Subsidiary after the date hereof, the Company shall cause such newly formed or acquired Subsidiary to execute a Guaranty in accordance with Section 4.1 above, and the Company shall also deliver, or cause such Subsidiary to deliver, at the Company's cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Agent in connection therewith.

SECTION 5.     REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to the Lenders as follows:

     SECTION 5.1. ORGANIZATION AND QUALIFICATION. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Illinois, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

     SECTION 5.2. SUBSIDIARIES. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. Schedule 5.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 5.2 as owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

     SECTION 5.3. CORPORATE AUTHORITY AND VALIDITY OF OBLIGATIONS. The Company has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each Subsidiary has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Company and by each of its Subsidiaries have been duly authorized, executed and delivered by such Person and constitute valid and binding obligations of such Person enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Company or any Subsidiary of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Company or any Subsidiary or any provision of the charter, articles of incorporation or by-laws of the Company or any Subsidiary or any covenant, indenture or agreement of or affecting the Company or any Subsidiary or any of its Property, or result in the creation or imposition of any Lien on any Property of the Company or any Subsidiary.

     SECTION 5.4. USE OF PROCEEDS; MARGIN STOCK. The Company shall use the proceeds of the Loans and other extensions of credit made available hereunder for its general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock constitutes less than 25% of those assets of the Company and its Subsidiaries which are the subject to any limitation on sale, pledge or other restriction hereunder.

     SECTION 5.5. FINANCIAL REPORTS. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income, shareholders equity and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Arthur Andersen, L.L.P., independent public accountants, and the unaudited interim consolidated balance sheet of the Company and its Subsidiaries as at September 30, 1996, and the related consolidated statements of income, shareholders equity and cash flows of the Company and its Subsidiaries for the 9 months then ended, heretofore furnished to the Lenders, fairly present the financial condition of the Company and its Subsidiaries as at said dates and the results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Company nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 7.5 hereof.

     SECTION 5.6. NO MATERIAL ADVERSE CHANGE. Since September 30, 1996, there has been no change in the condition (financial or otherwise) or business prospects of the Company or any Subsidiary, except those occurring in the ordinary course of business, none of which individually or in the aggregate constitute a Material Adverse Effect.

     SECTION 5.7. LITIGATION AND OTHER CONTROVERSIES. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Company threatened, against the Company or any Subsidiary which, if adversely determined, is reasonably likely to result in a Material Adverse Effect except as disclosed prior to the date hereof in filings by the Company with the Securities and Exchange Commission.

     SECTION 5.8. TAXES. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed or appropriate extensions therefor have been obtained, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid as and when due. The Company does not know of any proposed additional tax assessment against the Company or any of its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Company and each Subsidiary have been made for all open years, and for its current fiscal period.

     SECTION 5.9. APPROVALS. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Company or any other Person, is or will be necessary to the valid execution, delivery or performance by the Company of this Agreement or by the Company or any Subsidiary of any other Loan Document, except for such approvals of the Board of Directors of the Company and its Subsidiaries which have been obtained and remain in full force and effect.

     SECTION 5.10. INVESTMENT COMPANY; PUBLIC UTILITY HOLDING COMPANY. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 5.11. ERISA. The Company and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any material liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Company nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

     SECTION 5.12. COMPLIANCE WITH LAWS. The Company and each of its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, laws and regulations relating to the providing of health care services, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), non-compliance with which is reasonably likely to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action is reasonably likely to result in a Material Adverse Effect.

     SECTION 5.13. OTHER AGREEMENTS. Neither the Company nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Company or any Subsidiary, or any of its Property, which default, if uncured, is reasonably likely to result in a Material Adverse Effect.

     SECTION 5.14. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

SECTION 6.     CONDITIONS PRECEDENT.

     SECTION 6.1. ALL ADVANCES. The obligation of the Lenders to make any Loan or other financial accommodation to the Company hereunder (including the first such accommodation) shall be subject to the conditions precedent that as of the time of the making of each such accommodation:

          (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date;

          (b)  no Default or Event of Default shall have occurred
     Sand be continuing;

          (c) after giving effect to such extension of credit, the aggregate principal amount of all Revolving Loans and L/C
     Obligations outstanding under this Agreement shall not exceed the Revolving Credit Commitments then in effect;

          (d) in the case of any Borrowing of Term Loans, the Agent shall have received for each of the Lenders a duly executed and completed Term Note for such Lender in the amount of its Term Loan;

          (e) in the case of the issuance of any Letter of Credit, the Agent shall have received a properly completed Application therefor and, in the case of an extension or increase in the amount of the Letter of Credit, the Agent shall have received a written request therefor, in a form reasonably acceptable to the Agent; and

          (f) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

The Company's request for any Loan or Letter of Credit shall constitute its warranty as to the facts specified in subsections
(a) through (e), both inclusive, above.

     SECTION 6.2. INITIAL ADVANCE. At or prior to the time of the initial Loans or other financial accommodation hereunder, the following conditions precedent shall also have been satisfied:

          (a) the Agent shall have received the following for the account of the Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Agent:

               (i)  the Revolving Credit Notes;

               (ii) the Guaranties;

               (iii) copies (executed or certified as may be appropriate) of resolutions of the Board of Directors of the Company and each Subsidiary authorizing the execution, delivery and performance of the Loan Documents to which it is a party and all other documents relating thereto;

               (iv) an incumbency certificate containing the name, title and genuine signature of the Company's Authorized
          Representatives and each authorized signatory of each Subsidiary;

               (v) a good standing certificate for the Company and each Subsidiary, dated as of a date no earlier than 30 days prior to the date hereof, from the appropriate governmental offices in the state of its incorporation and in each state in which it is qualified to do business as a foreign corporation;

               (vi) articles of incorporation and by-laws for the Company and each Subsidiary certified by such Person's corporate Secretary or other appropriate officer acceptable to the Agent; and

               (vii) a pay-off letter from each lender to the Company and its Subsidiaries whose debt is being satisfied out of the initial Borrowing hereunder, each pay-off letter to be in form and substance reasonably satisfactory to the Agent (without limiting the foregoing, each such pay-off letter shall contain an undertaking of the relevant lender to execute and deliver to the Agent all necessary UCC termination statements and other lien release documents necessary to release all liens and security interests filed in favor of such lender against the property of the Company and its Subsidiaries).

          (b) all legal matters incident to the transactions contemplated hereby shall be acceptable to the Lenders and their counsel, and the Agent shall have received for the account of the Lenders the favorable written opinion of counsel to the Company and its Subsidiaries, in the form of Exhibit E hereto or in such other form as is reasonably acceptable to the Agent and its counsel;

          (c) the Agent shall have received for itself and for the Lenders the initial fees, if any, called for hereby;

          (d) the Company shall have delivered to each of the Lenders a Compliance Certificate substantially in the form attached hereto as Exhibit D showing compliance with the financial covenants set forth in Sections 7.7, 7.8 and 7.9 hereto as of December 31, 1996, and a pro forma Compliance Certificate substantially in the form attached hereto as Exhibit D showing compliance with the financial covenants set forth in Sections 7.7, 7.8 and 7.9 hereof after giving effect to the Creative Concepts Acquisition; and

          (e) the Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates and opinions as the Agent may reasonably request.

SECTION 7.     COVENANTS.

     The Company agrees that, so long as any credit is available to or in use by the Company hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Lenders:

     SECTION 7.1. MAINTENANCE OF BUSINESS. The Company shall, and shall cause each Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 7.14(c) hereof. The Company shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights reasonably necessary to the proper conduct of its business.

     SECTION 7.2. MAINTENANCE OF PROPERTIES. The Company shall, and shall cause each Subsidiary to, maintain, preserve and keep its property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted).

     SECTION 7.3. TAXES AND ASSESSMENTs. The Company shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

     SECTION 7.4. INSURANCE. The Company shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Company shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Company shall upon request furnish to the Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

     SECTION 7.5. FINANCIAL REPORTS. The Company shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as the Agent or such Lender may reasonably request; and without any request, shall furnish to the Agent and the Lenders:

          (a) as soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of such period and the consolidated statements of income, shareholders equity and cash flows of the Company and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP (subject to year-end audited adjustments) and certified to by the Company's chief financial officer, or another officer of the Company acceptable to the Agent;

          (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of the period then ended and the consolidated statements of income, shareholders equity and cash flows of the Company and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Arthur Andersen, L.L.P. or another firm of independent public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Required Lenders, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (c) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its stockholders, and copies of each regular, periodic or special report, registration statement or prospectus filed by the Company or any of its Subsidiaries with any securities exchange or the Securities Exchange Commission or any successor agency;

          (d) as soon as available, and in any event within 60 days after the end of each fiscal year of the Company, a copy of the Company's consolidated annual budget for the then current fiscal year, such budget to show the Company's projected consolidated revenues and expenses on a quarter-by-quarter basis, such budget to be in reasonable detail prepared by the Company and in form reasonably satisfactory to the Agent; and

          (e) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Company or against any Subsidiary which, if adversely determined, is reasonably likely to result in a Material Adverse Effect or of the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Lenders pursuant to subsections (a) and (b) of this Section 7.5 shall be accompanied by a written certificate in the form attached hereto as Exhibit D signed by the chief financial officer of the Company, or another officer of the Company acceptable to the Agent, to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 7.7, 7.8, 7.9 and 7.10 of this Agreement.

     SECTION 7.6. INSPECTION. The Company shall, and shall cause each of its Subsidiaries to, permit the Agent, each Lender and each of their duly authorized representatives and agents to visit and inspect any of its Properties, corporate books and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances and accounts with, and to be advised as to the same by its officers at such reasonable times and intervals as the Agent or any such Lender may designate provided, however, that in each case the Company receives not less than 24 hours prior notice and that such inspections only occur during normal business hours.

     SECTION 7.7. CURRENT RATIO. The Company shall at all times maintain a Current Ratio of not less than 1.5 to 1.0.

     SECTION 7.8. TANGIBLE NET WORTH. The Company shall, at all times, maintain Tangible Net Worth of not less than the sum of (a) $30,000,000 plus (b) 50% of Net Income for each fiscal year of the Company ending after the date hereof (commencing with the fiscal year ending December 31, 1996) for which such Net Income is a positive amount (I.E., there shall be no reduction to the amount of Tangible Net Worth required to be maintained hereunder for any fiscal year in which Net Income is less than zero).

     SECTION 7.9. LEVERAGE RATIO. The Company shall, at all times, maintain a ratio of Total Liabilities to Tangible Net Worth of not more than 2.5 to 1.0.

     SECTION 7.10. CASH FLOW COVERAGE RATIO. As of the last day of each fiscal quarter of the Company, the Company shall maintain a ratio of Adjusted EBITDA for the four fiscal quarters of the Company then ended to Fixed Charges for the same four fiscal quarters then ended of not less than 1.2 to 1.0.

     SECTION 7.11. INDEBTEDNESS FOR BORROWED MONEY. The Company shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; PROVIDED, HOWEVER, that the foregoing shall not restrict nor operate to prevent:

          (a) the Obligations of the Company owing to the Agent and the Lenders hereunder;

          (b)  purchase money indebtedness and Capitalized Lease
     Obligations incurred in the ordinary course of business in an aggregate amount not to exceed $2,000,000 at any one time outstanding

          (c) obligations of the Company arising out of interest rate hedging agreements entered into with financial institutions in the ordinary course of business;

          (d) guaranties expressly permitted by Section 7.13 hereof;

          (e) indebtedness from time to time owing by any Subsidiary to the Borrower or to any other Subsidiary arising in the ordinary course of business;

          (f) indebtedness of up to $7,000,000 in the aggregate to finance the purchase and/or construction of the Company's intended Detroit-area Creative Concepts facility; and

          (g) other unsecured indebtedness of the Company and its Subsidiaries in an aggregate amount not to exceed $500,000 at any one time outstanding.

     SECTION 7.12. LIENS. The Company shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Company or any Subsidiary; PROVIDED, HOWEVER, that the foregoing shall not apply to nor operate to prevent:

          (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Company or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

          (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

          (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Company and their Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $1,000,000 at any one time outstanding;

          (d) Liens on property of the Company or of any Subsidiary created solely for the purpose of securing indebtedness permitted by Section 7.11(b) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of the Company or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property; and

          (e) Liens on the Detroit-area real property purchased and/or developed by the Company securing indebtedness permitted by Section 7.11(f) above.

     SECTION 7.13. INVESTMENTS, ACQUISITIONS, LOANS, ADVANCES AND GUARANTIES. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; PROVIDED, HOWEVER, that the foregoing shall not apply to nor operate to prevent:

          (a)  investments in direct obligations of the United
     States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

          (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Ratings Group, a division of The
     McGraw-Hills Companies, Inc. maturing within 270 days of the date of issuance thereof;

          (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

          (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

          (e) the Company's investments from time to time in its Subsidiaries;

          (f) intercompany advances made from time to time between the Company and one or more Subsidiaries or between Subsidiaries in the ordinary course of business;

          (g) one or more acquisitions by the Company of all or any substantial part of the assets and business of, or all or any substantial part of the equity interest in, a Person in the business of providing marketing or promotional services and/or merchandise including, but not limited to, telemarketing, event planning, licensing, sports marketing and advertising (a "PERMITTED LINE OF BUSINESS") if each of the following are met (i) no Default or Event of Default has occurred and is continuing or would occur as a result of such transaction, (ii) the Board of Directors or other governing body of such Person whose assets or Voting Stock is being so acquired has approved the terms of such acquisition, (iii) the Company has given the Agent prior written notice of the proposed transaction, (iv) if the Company or any Subsidiary, in the aggregate, incur Indebtedness for Borrowed Money of more than $10,000,000 in connection with any such acquisition or more than $30,000,000 during any 12-month period for all acquisitions occurring during such period, the Company shall have obtained the prior written consent of the Required Lenders prior to consummating any such acquisition (the Lenders hereby acknowledging their consent to the Creative Concepts Acquisition closed on January 3, 1997, and provided the other conditions of this Section 7.13(g) are satisfied), and (v) if such transaction results in a new Subsidiary, the Company shall cause such new Subsidiary to execute and deliver to the Agent (with sufficient number of copies for each Lender) a Guaranty, together with such other instruments, documents, certificates and opinions reasonably requested by the Agent, each of which to be in form and substance satisfactory to the Agent, and Schedule 5.2 of this Agreement shall from and after such date be deemed amended to include reference to such Subsidiary;

          (h) Guaranties executed by one or more Subsidiaries in favor of the Agent and the Lenders; and

          (i) other investments, loans and advances in addition to these otherwise permitted by this Section in an aggregate amount not to exceed $2,000,000 at any one time outstanding.

In determining the amount of investments, acquisitions, loans, advances and guaranties permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guaranties shall be taken at the amount of the obligations guaranteed thereby.

     SECTION 7.14. MERGERS, CONSOLIDATIONS AND SALES. The Company shall not, nor shall it permit any of its Subsidiaries to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; PROVIDED, HOWEVER, that this Section shall not apply to nor operate to prevent:

          (a) the sale or lease of inventory in the ordinary course of business;

          (b) the sale, transfer, lease, or other disposition of Property of the Company or any Subsidiary to one another in the ordinary course of its business; and

          (c) a merger of any Subsidiary with and into the Company or any Wholly-Owned Subsidiary; provided that the Company or such Wholly-Owned Subsidiary survives such merger and, in the case of any merger involving the Company, the Company is the corporation surviving the merger.

The term "SUBSTANTIAL" as used herein shall mean the sale, transfer, lease or other disposition of Property of the Company or of any Subsidiary aggregating, for the Company and its Subsidiaries during any fiscal year, 15% or more of the consolidated total assets of the Company and its Subsidiaries. In the event of any merger permitted by Section 7.14(c) above, the Company shall give the Agent and the Lender's prior written notice of any such event and, immediately after giving effect to any such merger, Schedule
5.2 of this Agreement shall be deemed amended excluding reference to any such Subsidiary merged out of existence.

     SECTION 7.15. DIVIDENDS AND CERTAIN OTHER RESTRICTED PAYMENTS. The Company shall not during any fiscal year (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or (ii) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock, except that the Company may declare and pay dividends on, and purchase, redeem, or otherwise acquire or retire, its capital stock so long as no Default or Event of Default exists prior to or would result after giving effect to any such action.

     SECTION 7.16. ERISA. The Company shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Company shall, and shall cause each Subsidiary to, promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

     SECTION 7.17. COMPLIANCE WITH LAWS. The Company shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its Properties or business operations, non-compliance with which is reasonably likely to result in a Material Adverse Effect.

     SECTION 7.18. CHANGE IN THE NATURE OF BUSINESS. The Company shall not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Company or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the date of this Agreement or as of the date such Person becomes a Subsidiary hereunder.

SECTION 8.     EVENTS OF DEFAULT AND REMEDIES.

     SECTION 8.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "EVENT OF DEFAULT" hereunder:

          (a) default for a period of 5 days in the payment when due of all or any part of the principal of or interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation or of any fee or other Obligation payable hereunder or under any other Loan Document;

          (b) default in the observance or performance of any covenant set forth in Sections 7.5, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, or 7.15 hereof;

          (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after written notice thereof is given to the Company by the Agent (provided that the Company shall have an additional 30 days to cure any such default before the same becomes an "EVENT OF DEFAULT" hereunder if such default is reasonably susceptible to cure within the additional 30-day period but only so long as the Company diligently and in good faith works to cure such default during such additional 30-day period);

          (d) any material representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making thereof;

          (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents and any applicable notice and cure period has expired, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

          (f) default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by the Company or any Subsidiary aggregating, for the Company and its Subsidiaries, in excess of $1,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

          (g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes shall be entered or filed against the Company or any Subsidiary, or against any of its Property, aggregating, for the Company and its Subsidiaries, in excess of $1,000,000, and which remains undischarged, unvacated, unbonded or unstayed for a period of 60 days;

          (h) the Company or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $1,000,000 (collectively, a "MATERIAL PLAN") shall be filed under Title IV of ERISA by the Company or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 60 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (i) the Company or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(j) hereof; or

          (j) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Subsidiary or any substantial part of any of its Property, or a proceeding described in Section 8.1(i)(v) shall be instituted against the Company or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

     SECTION 8.2. NON-BANKRUPTCY REMEDIES. When any Event of Default described in subsections 8.1(a) to 8.1(h), both inclusive, has occurred and is continuing, the Agent shall, upon request of the Required Lenders, by notice to the Company, take any or all of the following actions:

          (a) terminate the obligations of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

          (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

          (c) enforce any and all rights and remedies available to it under the Loan Documents or applicable law.

     SECTION 8.3. BANKRUPTCY REMEDIES. When any Event of Default described in subsection 8.1(i) or 8.1(j) has occurred and is continuing, then the Notes, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.
In addition, the Agent may exercise any and all remedies available to it under the Loan Documents or applicable law.

     SECTION 8.4. COLLATERAL FOR UNDRAWN LETTERS OF CREDIT. If and when (x) any Event of Default, other than an Event of Default described in subsections (i) or (j) of Section 8.1, has occurred and is continuing, the Company shall, upon demand of the Agent, and
(y) any Event of Default described in subsections (i) or (j) of
Section 8.1 has occurred or any Letter of Credit is outstanding on the Termination Date (whether or not any Event of Default has occurred), the Company shall, without notice or demand from the Agent, immediately pay to the Agent the full amount of each Letter of Credit, the Company agreeing to immediately make each such payment and acknowledging and agreeing that the Agent and the Lenders would not have an adequate remedy at law for failure of the Company to honor any such demand and that the Agent shall have the right to require the Company to specifically perform such undertaking whether or not any draws have been made under the Letters of Credit.

SECTION 9.     DEFINITIONS; INTERPRETATIONS.

          SECTION 9.1.   DEFINITIONS;  The following terms when
used herein have the following meaning:

     "ADJUSTED EBITDA" means, with reference to any period, the difference of (a) Net Income for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, (ii) federal, state and local income taxes for such period, and (iii) depreciation of fixed assets and amortization of intangible assets for such period MINUS
(b) net capital expenditures for such period (i.e., capital expenditures incurred during such period computed on a consolidated basis for the Company and its Subsidiaries less (i) Indebtedness for Borrowed Money incurred to acquire such assets and (ii) capital expenditures acquired with the proceeds of insurance as a result of a casualty to its property, plant or equipment and applied to replace or restore such assets).

     "ADJUSTED LIBOR RATE" means a rate per annum determined by the Agent pursuant to the following formula:

          Adjusted LIBOR Rate =           LIBOR
                                 -------------------------
                                            100%-Reserve Percentage

"RESERVE PERCENTAGE" means, for the purpose of computing the Adjusted LIBOR Rate, the maximum rate of all reserve requirements (including, without limitation, any marginal emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions, or offsets under Regulation D. "LIBOR" means, for each Interest Period, the rate of interest per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are being offered to prime banks in the London interbank market at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the applicable LIBOR Portion, as determined by the Agent by reference to Bloomberg Financial Market's terminal screen entitled "OFFICIAL BBA LIBOR FIXINGS" or such other information vendor selected by the Agent for determining British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits. Each determination of LIBOR made by the Agent shall be conclusive and binding on the Company and the Lenders absent manifest error.

     "AFFILIATE" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

     "AGENT" means American National Bank and Trust Company of
Chicago, and any successor thereto appointed pursuant to Section
10.1 hereof.

     "AGREEMENT" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

     "APPLICABLE MARGIN" means, with respect to LIBOR Portions, .375% per annum until the first Pricing Date, and thereafter from one Pricing Date to the next the Applicable Margin with respect to LIBOR Portions shall mean a rate per annum determined in accordance with the following schedule:

          FUNDED DEBT/EBITDA RATIO                APPLICABLE MARGIN
           FOR SUCH PRICING DATE                      SHALL BE

     Greater than 2.5 to 1.0                            1.00%

     Equal to or less than 2.5 to 1.0, but              .80%
     greater than 2.0 to 1.0

     Equal to or less than 2.0 to 1.0, but              .60%
     greater than 1.0 to 1.0

     Equal to or less than 1.0 to 1.0                   .375%

For purposes hereof, the term "PRICING DATE" means, for any fiscal quarter of the Company ended after the date hereof, 15 days after the date the Agent is in receipt of the Company's most recent financial statements for the fiscal quarter then ended, pursuant to
Section 7.5(a) or (b) hereof. The Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Company has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 7.5(a) and (b) hereof, until such financial statements and audit report are delivered, the Applicable Margin for LIBOR Portions shall be 1.00%. If the Company subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the Company's fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Agent in accordance with the foregoing shall be conclusive and binding on the Company and the Lenders if reasonably determined.

     "APPLICATION" is defined in Section 1.3 hereof.

     "AUTHORIZED REPRESENTATIVE" means those persons shown on the list of individuals provided by the Company pursuant to Section 6.2 hereof or on any update of any such list provided by the Company to the Agent, or any further or different individuals so named by an Authorized Representative of the Company in a written notice to the Agent.

     "BASE RATE" means a fluctuating interest rate per annum equal at all times to the greater of (i) the rate of interest announced by the Agent from time to time as its commercial base rate (also commonly referred to as its "prime rate") as in effect on such day (it being acknowledged and agreed that such rate may not be the Agent's best or lowest rate), with any change in such rate resulting from a change in said commercial base rate to be effective as of the date of the relevant change in said commercial base rate; and (ii) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1% of the rates per annum quoted to the Agent at approximately 10:00 a.m. Chicago time (or as soon thereafter as is practicable) on such day

(or, if such day is not a Business Day, on the immediately preceding Business
Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Agent for which such rate is being determined, plus (y) 1/2 of 1%.

     "BASE RATE PORTIONS" is defined in Section 2.1(a) hereof.

     "BORROWING" means the total of Loans of a single type made to the Company by all the Lenders on a single date, and if such Loans are to be part of a LIBOR Portion, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Percentages of the relevant Commitment.

     "BUSINESS DAY" shall mean any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which banks are also dealing in United States Dollar deposits in London, England.

     "CAPITAL LEASE" means any lease of Property (whether real or personal) which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "CAPITALIZED LEASE OBLIGATION" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

     "CHANGE OF CONTROL" means any one of the following events:
(i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 49% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than securities having such power only be reason of the happening of a contingency; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason to constitute a majority of the board of directors of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "COMMITMENTS" means and includes the Revolving Credit
Commitments, the L/C Commitment, and the Term Loan Commitments.

     "COMPANY" is defined in the introductory paragraph of this Agreement.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section
414 of the Code.

     "CREATIVE CONCEPTS ACQUISITION" means the acquisition by the Company of 100% of the capital stock of Creative Concepts in Advertising, Inc. for a purchase price of approximately 2,750,000 shares of the capital stock of the Company.

     "CURRENT RATIO" means, at any time the same is to be determined, the ratio of consolidated current assets of the Company and its Subsidiaries to consolidated current liabilities of the Company and its Subsidiaries, each as determined in accordance with GAAP.

     "DEFAULT" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "EBITDA" means, with reference to any period, the difference of (a) Net Income for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, (ii) federal, state and local income taxes for such period, and (iii) depreciation of fixed assets and amortization of intangible assets for such period.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, and any successor statute thereto.

     "EVENT OF DEFAULT" means any event or condition specified as such in Section 8.1 hereof.

     "FEDERAL FUNDS RATE" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate.

     "FIXED CHARGES" means, with reference to any period, the sum of (i) the aggregate amount of payments of principal due within 12 calendar months on and after the last day of such period in respect of any and all Indebtedness for Borrowed Money of the Company and its Subsidiaries, plus (ii) Interest Expense for the same period, plus (iii) federal, state and local income taxes of the Company and its Subsidiaries accrued during such period, plus (iv) payments made in respect of dividends, distribution, purchases and/or redemptions of the Company's capital stock during such period

     "FUNDED DEBT/EBITDA RATIO" means, as of the last day of the most recently completed fiscal quarter of the Company, the ratio of Total Funded Debt as of the last day of such fiscal quarter to EBITDA for the four fiscal quarters then ended.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Company and its Subsidiaries on a basis consistent with the preparation of the Company's most recent financial statements furnished to the Lenders pursuant to Section 5.5 hereof.

     "INDEBTEDNESS FOR BORROWED MONEY" shall mean for the Company and its Subsidiaries the sum (without duplication) of (i) all indebtedness of the Company and each of its Subsidiaries for borrowed money, whether current or funded, or secured or unsecured,
(ii) all indebtedness for the deferred purchase price of Property or services, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by the Company or any of its Subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (iv) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (v) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which the Company or any of its Subsidiaries is liable as lessee,
(vi) any liability in respect of banker's acceptances or letters of credit, (vii) any indebtedness, whether or not assumed, secured by Liens on Property acquired by the Company or any of its Subsidiaries at the time of acquisition thereof and (viii) all indebtedness referred to in clause
(i), (ii), (iii), (iv), (v), (vi) or (vii) above which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which any of the foregoing have agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which any of them have otherwise assured a creditor against loss, it being understood that the term "Indebtedness for Borrowed Money" shall not include trade payables arising in the ordinary course of business.

    "INTEREST EXPENSE" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

    "INTEREST PERIOD" means, with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending 1, 2, 3 or 6 months thereafter as selected by the Company in its notice as provided herein; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (ii) no Interest Period may extend beyond the final maturity date of the relevant Notes;

        (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

         (iv) no Interest Period may be selected if after giving effect thereto the Company will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, PROVIDED, HOWEVER, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

    "L/C COMMITMENT" means $7,500,000, as reduced pursuant to Section 3.6 hereof.

    "L/C OBLIGATIONS" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

    "LENDERS" means American National Bank and Trust Company of Chicago, Harris Trust and Savings Bank, Comerica Bank and all other lenders becoming parties hereto pursuant to Section 11.10 hereof.

    "LETTER OF CREDIT" is defined in Section 1.3 hereof.

    "LIBOR PORTIONS" is defined in Section 2.1(a) hereof.

    "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind or nature in respect of any Property, including the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

    "LOAN DOCUMENTS" means this Agreement, the Notes, the Applications, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

    "LOANS" means and includes Revolving Loans and the Term Loans.

    "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company or any Subsidiary to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

    "NET INCOME" means, with reference to any period, the net income (or net loss) of the Company and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP.

    "NOTES" means and includes the Revolving Credit Notes and the Term Notes.

    "OBLIGATIONS" means all obligations of the Company to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Company or any Subsidiary arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

    "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

    "PERCENTAGE" means, for each Lender, the percentage of the applicable Commitments represented by such Lender's Commitment or, if the Commitments have been terminated, the percentage held by such Lender (including through participation interests in L/C Obligations) of the aggregate principal amount of all outstanding Obligations.

    "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

    "PLAN" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

    "PORTION" is defined in Section 2.1(a) hereof.

    "PROPERTY" means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

    "REIMBURSEMENT OBLIGATION" is defined in Section 1.3 hereof.

    "REQUIRED LENDERS" means, at any time, Lenders whose Commitments aggregate 51% or more of the total Commitments or, if at the time no Commitments are outstanding, Lenders holding 51% or more of the aggregate outstanding principal balance of the Notes and the credit risk with respect to the Letters of Credit.

    "REVOLVING CREDIT COMMITMENTS" is defined in Section 1.1 hereof.

    "REVOLVING CREDIT NOTES" is defined in Section 1.2 hereof.

    "REVOLVING LOANS" is defined in Section 1.2 hereof.

    "SUBSIDIARY" means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. The term "SUBSIDIARY" shall mean, when used with reference to the Company, a subsidiary of, respectively, the Company or any of its direct or indirect Subsidiaries.

    "TANGIBLE NET WORTH" means, at any time the same is to be determined, total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on a consolidated balance sheet of the Company and its Subsidiaries prepared on a consolidated basis in accordance with GAAP, minus the sum of (i) all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets, (ii) the write-up of assets above cost, and (iii) the aggregate book value of all sample inventory.

    "TERM CREDIT TERMINATION DATE" means January 31, 1999, or such earlier date on which the Term Loan Commitments are terminated in whole pursuant to Sections 3.6, 8.2 or 8.3 hereof.

    "TERM LOAN COMMITMENTS" is defined in Section 1.4 hereof.

    "TERM LOANS" is defined in Section 1.4 hereof.

    "TERM NOTES" is defined in Section 1.4 hereof.

    "TERMINATION DATE" means January 31, 1999, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Sections 3.6, 8.2 or 8.3 hereof, or such later date to which the Revolving Credit Commitments are extended pursuant to Section 11.11 hereof.

    "TOTAL FUNDED DEBT" means, at any time the same is to be determined, the difference between (a) the aggregate of all Indebtedness for Borrowed Money of the Company and its Subsidiaries at such time, including all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Company or any of its Subsidiaries has otherwise assured a creditor against loss minus (b) investments of the type referred to in Section 7.13 (a)-(c) hereof maintained by the Company or any

Subsidiary with the Agent or any
Lender which are unrestricted and freely available (other than restrictions in the form of early withdrawal penalties for time deposits and other similar instruments) and which are free and clear of any Liens whatsoever (other than unasserted rights of offset of the relevant financial institution).

    "TOTAL LIABILITIES" means, at any time the same is to be determined, the aggregate of all indebtedness, obligations, liabilities, reserves and any other items which would be listed as a liability on a balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

    "UNFUNDED VESTED LIABILITIES" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

    "U.S. DOLLARS" AND "$" each means the lawful currency of the United States of America.

    "VOTING STOCK" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

    "WELFARE PLAN" means a "welfare plan" as defined in Section 3(1) of ERISA.

    "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more wholly-owned subsidiaries of the Company within the meaning of this definition.

    SECTION 9.2. INTERPRETATION The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "HEREOF", "HEREIN", and "HEREUNDER" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 10.   THE AGENT

    SECTION 10.1. APPOINTMENT AND AUTHORIZATION. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Company or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Agent or any of the

Lenders except as expressly set forth herein. The Agent may resign at any time by sending 20 days prior written notice to the Company and the Lenders. In the event of any such resignation, the Required Lenders may appoint a new agent after consultation with the Company which shall succeed to all the rights, powers and duties of the Agent hereunder and under the other Loan Documents.
Any resigning Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and the Company shall be directed to make all payments due each Lender hereunder directly to such Lender.

    SECTION 10.2. RIGHTS AS A LENDER. The Agent has and reserves all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though it was not the Agent. The terms "LENDER" and "LENDERS" as used herein and in all other Loan Documents shall, the context otherwise expressly indicates, include the Agent in its individual capacity as Lender.

    SECTION 10.3. STANDARD OF CARE. The Lenders acknowledge that they have received and approved copies of the Loan Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent makes no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Notes or any of the other Obligations or of the Loan Documents or of any other documents called for hereby or thereby. Neither the Agent nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent shall not incur any liability to the Lenders under or in respect of this Agreement or any other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Company), unless it has actual knowledge of the untruthfulness of same. The Agent may execute any of its duties hereunder by or through representatives, employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such representatives, employees, agents or attorneys-in-fact selected with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder, and shall incur no liability to the Lenders and be fully protected in acting upon the advice of such counsel. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. The Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Company. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Company and the Agent shall have no liability to any Lender with respect thereto.

    SECTION 10.4. COSTS AND EXPENSES. Each Lender agrees to reimburse the Agent for all costs and expenses (including, without limitation, reasonable attorneys' fees) suffered or incurred by the Agent or any security trustee in performing its duties hereunder and under the other Loan Documents, or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby, to the extent that the Agent is not promptly reimbursed for same by the Company after making request of the Company for payment thereof, all such costs and expenses to be borne by the Lenders ratably in accordance with their Percentages. If any Lender fails to reimburse the Agent for its share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

    SECTION 10.5. INDEMNITY. The Lenders shall ratably indemnify and hold the Agent, and its directors, officers, employees, agents, representatives or attorneys-in-fact (including as such any security trustee therefor), harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent it is promptly reimbursed for the same by the Company and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Lender defaults in its obligations hereunder, its share of the obligations shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

SECTION 11.   MISCELLANEOUS.

    SECTION 11.1.  WITHHOLDING TAXES.  (a) PAYMENTS FREE OF WITHHOLDING.
Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by the Company under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Company is domiciled, any jurisdiction from which the Company makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Company shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Company shall reimburse the Agent or that Lender for that payment on demand in the currency in which such payment was made. If the Company pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

    (b) U.S. WITHHOLDING TAX EXEMPTIONS. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and 30 days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Company and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Company in a written notice, directly or through the Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations.

    (c) INABILITY OF LENDER TO SUBMIT FORMS. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Company or Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 11.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Company and the Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

    SECTION 11.2. NON-BUSINESS DAYS. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

    SECTION 11.3. NO WAIVER, CUMULATIVE REMEDIES. No delay or failure on the part of the Agent or any Lender in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Agent and the Lenders are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

    SECTION 11.4. WAIVERS, MODIFICATIONS AND AMENDMENTS. Any provision hereof or of the other Loan Documents may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Company and the Required Lenders; PROVIDED, HOWEVER, that without the written consent of each Lender no such amendment, modification or waiver shall increase the amount or extend the terms of such Lender's Commitments or reduce the amount of any principal of or interest rate applicable to, or extend the maturity of, any Obligation owed to it or reduce the amount of fees or other amounts to which it is entitled hereunder or release any guaranty of any Obligations or change this Section 11.4 or change the definition of "REQUIRED LENDERS" or change the number of Lenders required to take any action hereunder or under the other Loan Documents. No amendment, modification or waiver of the Agent's protective provisions shall be effective without the prior written consent of the Agent.

    SECTION 11.5. COSTS AND EXPENSES. The Company agrees to pay on demand all actual and reasonable costs and expenses of the Agent in connection with the negotiation, preparation, execution, delivery of the Loan Documents and in connection with any consents hereunder or thereunder and any waivers or amendments hereto or thereto, including the reasonable fees and expenses of counsel for the Agent with respect to all of the foregoing, and all costs and expenses (including reasonable attorneys' fees) incurred by the Agent, the Lenders or any other holders of the Obligations in connection with a Default or Event of Default or the enforcement of the Loan Documents, and all costs, fees and taxes of the types enumerated above incurred in supplementing (and recording or filing supplements to) the Loan Documents in connection with assignments contemplated by Section 11.10 hereof if counsel to the Agent reasonably believes such supplements to be appropriate or desirable. The Company agrees to indemnify and save the Lenders, the Agent and any security trustee for the Agent or the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by the Lenders or the Agent in connection with any action, suit or proceeding brought against the Agent, any security trustee or any Lender by any Person which arises out of the transactions contemplated or financed by any of the Loan Documents or out of any action or inaction by the Agent, any security trustee or any Lender thereunder, including without limitation those caused by the negligence of any party but except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified. The provisions of this Section 11.5 and the protective provisions of Section 2 hereof shall survive payment of the Obligations.

    SECTION 11.6. DOCUMENTARY TAXES. The Company agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit to it is then in use or available.

    SECTION 11.7. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein and in the other Loan Documents and in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

    SECTION 11.8. NOTICES. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, in the case of the Company, or on the appropriate signature page hereof, in the case of the Lenders and the Agent, or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Company given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Company shall be addressed to:

                        HA-LO Industries, Inc.
                        5980 West Touhy Avenue
                        Niles, Illinois  60714
                        Attention  Mr. Greg Kilrea
                        Telephone  (847) 647-4785
                        Telecopy:  (847) 647-4970

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; PROVIDED that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

    SECTION 11.9. PARTICIPATIONS. Any Lender may grant participations in its extensions of credit hereunder to any other bank or lending institution (a "PARTICIPANT"), provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of its rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders, and (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder.

    SECTION 11.10. ASSIGNMENT AGREEMENTS. Each Lender may, from time to time upon at least 5 Business Days' notice to the Agent, assign to other banks or lending institutions all or part of its rights and obligations under this Agreement (including, without limitation, the indebtedness evidenced by the Notes then owned by such assigning Lender, together with an equivalent proportion of its obligation to make loans and advances and participate in Letters of Credit hereunder) pursuant to an Assignment Agreement in the form attached hereto as Exhibit F (the "ASSIGNMENT

AGREEMENTS"); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Commitments, Loans, Notes and interests in Letters of Credit; (ii) unless the Agent otherwise consents, the aggregate amount of the Commitments, Loans, Notes and interests in the Letters of Credit of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000 and, unless the assigning Lender shall have assigned all of its Commitments, Loans, Notes and interests in Letters of Credit, the aggregate amount of Commitments, Loans, Notes, and interests in Letters of Credit retained by the assigning Lender shall in no event be less than $5,000,000; (iii) the Agent and, prior to the existence of an Event of Default, the Company must each consent, which consent shall not be unreasonably withheld and shall be evidenced by execution of a counterpart of the relevant Assignment Agreement in the space provided thereon for such acceptance, to each such assignment to a party which was not an original signatory of this Agreement and (iv) the assigning Lender must pay to the Agent a processing and recordation fee of $3,000 and any reasonable out-of-pocket attorney's fees incurred by the Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Agent and, so long as no Event of Default exists, the Company and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Company being acquired by it, (i) such assignee lender shall thereupon become a "LENDER" for all purposes of this Agreement with Commitments in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Commitments assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Company shall execute and deliver Notes to the assignee Lender in the respective amounts of its Commitments and new Notes to the assigning Lender in the respective amounts of its Commitments after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "NOTES" for all purposes of this Agreement and the other Loan Documents. Upon the delivery of such new Notes, the assigning Lender agrees to return to the Company such Lender's prior Notes marked "CANCELLED" or words of like import.

    SECTION 11.11. EXTENSION OF THE REVOLVING CREDIT COMMITMENTS. The Company shall have the option to request extensions to the Termination Date pursuant to this Section 11.11. No less than 90 days prior to, but no more than 150 days prior to, January 31, 1998 (and, if the Termination Date has been extended pursuant to this Section 11.11, January 31st of each year thereafter), the Company may advise the Agent in writing of the Company's desire to extend the Termination Date for an additional 12 months and the Agent shall promptly notify the Lenders of each such request. If the Company makes any such request, each Lender agrees to notify the Company and the Agent within 60 days of such request stating whether such Lender is declining or consenting to any such request, or consenting to such request subject to specified terms and conditions. In the event that a Lender fails to so notify the Agent and the Company during such period, such Lender shall be deemed to have refused the requested extension. In the event that each Lender is agreeable to such extension (it being understood that the Lenders may accept or decline such a request in their sole discretion and on such terms as they may elect), the Company and the Lenders shall enter into such documents as the Agent may reasonably deem necessary or appropriate to reflect such extension, and all actual out-of-pocket costs and expenses incurred by the Agent in connection therewith (including reasonable attorneys' fees) shall be paid by the Company.

    SECTION 11.12. LENDER'S OBLIGATIONS SEVERAL. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

    SECTION 11.13. HEADINGS. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

    SECTION 11.14. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is unenforceable or prohibited in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability or prohibition without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

    SECTION 11.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

    SECTION 11.16. BINDING NATURE AND GOVERNING LAW. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Agent and the Lenders and the benefit of their successors and assigns, including any subsequent holder of an interest of the Obligations.
This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with, and shall be governed by, the internal laws of the State of Illinois without regard to principles of conflicts of law. The Company may not assign its rights hereunder without the written consent of the Agent and the Lenders.

    SECTION 11.17. ENTIRE UNDERSTANDING. This Agreement, together with the other Loan Documents, constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

    SECTION 11.18. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE COMPANY, THE AGENT, AND EACH LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                             [SIGNATURE PAGES TO FOLLOW]

    Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

    Dated as of this 31st day of January, 1997..c4 Signature Page;

                                       HA-LO INDUSTRIES, INC.


                                       By
                                          Name
                                               --------------------------------
                                          Title
                                                -------------------------------

    Accepted and Agreed to as of the day and year last above written.

    Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by the exercise of rights of set-off or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under the Agreement or the other Loan Documents or otherwise) in respect of the Obligations, in a greater amount than such Lender would have received had such payment been made to the Agent and been distributed among the Lenders as contemplated by Section 3.7 hereof, then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations owed to such Lenders in such amount as shall result in a distribution of such payment as contemplated by Section 3.7 hereof. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, but without interest. In the event any amount paid to the Agent under the Applications shall ever be recovered from the Agent, each Lender shall reimburse the Agent for its pro rata share of the amount so recovered.

Amount and Percentage of Commitments:

Revolving Credit   Term Loan           AMERICAN NATIONAL BANK AND TRUST
Commitment         Commitment           COMPANY OF CHICAGO, individually and
$22,500,000        $10,000,000          as agent


                                       By
                                          Name
                                                 ------------------------------
                                          Title:
                                                 ------------------------------

                                       Address:

                                       33 North LaSalle Street
                                       15th Floor, Corporate Finance Division
                                       Chicago, Illinois  60690
                                       Attention:  Jeff Armstrong
                                       Telephone:  (312) 661-6951
                                       Telecopy:  (312) 661-6890

Revolving Credit    Term Loan           HARRIS TRUST AND SAVINGS BANK
Commitment          Commitment
$15,576,923         $6,923,077

                                        By
                                          Name
                                                 ------------------------------
                                          Title:
                                                 ------------------------------

                                        Address:

                                        111 West Monroe Street, 2E
                                        P.O. Box 755
                                        Chicago, Illinois  60690
                                        Attention:  Mr. Ray Whitacre
                                        Telephone:  (312) 461-3436
                                        Telecopy:  (312) 765-8348

Revolving Credit    Term Loan           COMERICA BANK
Commitment          Commitment
$6,923,077          $3,076,923

                                        By
                                          Name
                                                 ------------------------------
                                          Title:
                                                 ------------------------------

                                        Address:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Attention:
                                                  -----------------------------
                                        Telephone:
                                                  -----------------------------
                                        Telecopy:
                                                  -----------------------------

                                      EXHIBIT A

                                REVOLVING CREDIT NOTE

                                                               Chicago, Illinois
$___________________                                     _________________, 19__

     On the Termination Date, for value received, the undersigned, HA-LO INDUSTRIES, INC., an Illinois corporation (the "COMPANY") hereby promises to pay to the order of ________________________________________________________ (the
"LENDER"), at the principal office of American National Bank and Trust Company of Chicago in Chicago, Illinois, the principal sum of (i) __________________________________________ Dollars ($_________), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Loans owing from the Company to the Lender under the Credit Agreement hereinafter mentioned.

     This Note evidences Revolving Loans constituting part of a "BASE RATE PORTION" and "LIBOR PORTIONS" as such terms are defined in that certain Credit Agreement dated as of January 31, 1997, among the Company, American National Bank and Trust Company of Chicago, individually and as Agent, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as the same may from time to time be modified, amended or restated being referred to herein as the "CREDIT AGREEMENT") made and to be made to the Company by the Lender under the Credit Agreement, and the Company hereby promises to pay interest at the office specified above on each Revolving Loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

     Each Revolving Loan made under the Credit Agreement by the Lender to the Company against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Base Rate Portion or a LIBOR Portion, in the case of any LIBOR Portion, and the interest rates and Interest Periods applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Lender shall be prima facie evidence of the unpaid balance of this Note, the status of each loan from time to time as part of a Base Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rates and Interest Periods applicable thereto.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company hereby promises to pay all actual out-of-pocket costs and expenses (including reasonable attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                       HA-LO INDUSTRIES, INC.
                                       By
                                          Name
                                                -------------------------------
                                          Title
                                                -------------------------------

                                      EXHIBIT B

                              NOTICE OF PAYMENT REQUEST


                                        [Date]

[Name of Lender]
[Address]

Attention:

     Reference is made to the Credit Agreement, dated as of January_31, 1997, among HA-LO Industries, Inc., the Lenders named therein, and American National Bank and Trust Company of Chicago, as Agent (the "CREDIT AGREEMENT"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [THE COMPANY HAS FAILED TO PAY A REIMBURSEMENT OBLIGATION IN THE AMOUNT OF $__________. YOUR PERCENTAGE OF THE UNPAID REIMBURSEMENT OBLIGATION IS $___________] OR [AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO HAS BEEN REQUIRED TO RETURN A PAYMENT BY THE COMPANY OF A REIMBURSEMENT OBLIGATION IN THE AMOUNT OF $__________. YOUR PERCENTAGE OF THE RETURNED REIMBURSEMENT OBLIGATIONS IS $____________].

                                        Very truly yours,

                                        AMERICAN NATIONAL BANK AND TRUST
                                         COMPANY OF CHICAGO, as Agent


                                        By

                                          Name
                                               -------------------------------
                                          Title
                                               -------------------------------

                                      EXHIBIT C

                                      TERM NOTE

                                                               Chicago, Illinois

$___________________                                     _________________, 19__

     For Value Received, the undersigned, HA-LO INDUSTRIES, INC., an Illinois corporation (the "COMPANY") hereby promises to pay to the order of __________________________________________ (the "LENDER"), at the principal office of American National Bank and Trust Company of Chicago in Chicago, Illinois, the principal sum of ______________________________________________
Dollars ($_________), in consecutive principal installments commencing on ____________, 199___ and continuing on the ____ day of each ____________,
___________, _____________ and ________ occurring thereafter to and including
____________, 200_, with the first _______ principal installments each to be in an amount equal to 1/20th of the original principal amount of this Note, with the final installment in the amount of all principal not sooner paid due on _______________, 200_, of the final maturity hereof.

     This Note evidence a Term Loan constituting part of a "BASE RATE PORTION" and "LIBOR PORTIONS" as such terms are defined in that certain Credit Agreement dated as of January 31, 1997, among the Company, American National Bank and Trust Company of Chicago, individually and as Agent, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as the same may from time to time be modified, amended or restated being referred to herein as the "CREDIT AGREEMENT") made to the Company by the Lender under the Credit Agreement, and the Company hereby promises to pay interest at the office specified above on the Term Loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

     The Term Loan made under the Credit Agreement by the Lender to the Company against this Note, any repayment of principal hereon, the status of such loan from time to time as part of the Base Rate Portion or a LIBOR Portion, in the case of any LIBOR Portion, and the interest rates and Interest Periods applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Lender shall be prima facie evidence of the unpaid balance of this Note, the status of such loan from time to time as part of a Base Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rates and Interest Periods applicable thereto.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company hereby promises to pay all actual out-of-pocket costs and expenses (including reasonable attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                       HA-LO INDUSTRIES, INC.



                                       By
                                          Name
                                                -------------------------------
                                          Title
                                                -------------------------------

                                      EXHIBIT D

                                COMPLIANCE CERTIFICATE

To:  American National Bank and Trust
     Company of Chicago, as Agent under, and
     the Lenders party to, the Credit Agreement described below

     This Compliance Certificate is furnished to the Agent and the Lenders pursuant to that certain Credit Agreement dated as of January 31, 1997, by and among HA-LO Industries, Inc. and you (the "CREDIT AGREEMENT"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.   I am the duly elected _________________________________ of the
Company;

     2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

     4. The financial statements required by Section 7.5 of the Credit Agreement and being furnished to you concurrently with this Certificate are true, correct and complete in all material respects as of the date and for the periods covered thereby; and

     5. The Schedule I hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________ 19___.

                                        HA-LO INDUSTRIES, INC.




                                        ----------------------------------------

                                        ------------------- , ------------------
                                        (Print or Type Name)       (Title)

                                      SCHEDULE I

                               COMPLIANCE CALCULATIONS
                        FOR JANUARY 31, 1997 CREDIT AGREEMENT

                        CALCULATIONS AS OF _____________, ____

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


     A.   CURRENT RATIO (SECTION 7.7)

          1.   Consolidated current assets                          $___________

          2.   Consolidated current liabilities                     $___________

          3.   Ratio of line A1 to A2                                 _____: 1.0

          4.   Line A3 ratio must not be less than                      1.5: 1.0

          5.   The Company is in compliance (circle yes or no)           yes/no

     B.   TANGIBLE NET WORTH (SECTION 7.10)

          1.   Stockholders Equity                                  $___________

          2.   Sum of:

               (i)    intangible assets           $___________
               (ii)   write-up of assets          $___________
               (iii)  sample inventory            $___________

          3.   Line B1 minus B2                                     $___________
               (Tangible Net Worth)

          4.   Line B3 must not be less than                        $___________

          5.   The Company is in compliance (circle yes or no)         yes/no

     C.   LEVERAGE RATIO (SECTION 7.9)

          1.   Total Liabilities                                    $___________

          2.   Tangible Net Worth (Line B3 above)                   $___________

          3.   Ratio of Line C1 to Line C2                             ___: 1.0

          4.   Line C3 Ratio must not be more than                     2.5: 1.0

          5.   The Company is in compliance (circle yes or no)          yes/no

     D.   CASH FLOW COVERAGE RATIO (SECTION 7.10)

          1.   Net Income for past 4 quarters                          $________

          2.   Interest Expense for past 4 quarters                    $________

          3.   Depreciation and Amortization Expense for past 4
               quarters                                                $________

          4.   Federal, state and local income tax expense for past
               4 quarters                                              $________

          5.   Sum of Lines D1, D2, D3 and D4                          $________

          6.   Net Capital Expenditures                                $________

          7.   Line D5 minus D6 ("ADJUSTED EBITDA")                    $________

          8.   Principal Payments due over next 4 quarters             $________

          9.   Interest Expense for past 4 quarters                    $________

          10.  Federal, state and local income tax expense for past
               4 quarters                                              $________

          11.  Dividends, Redemptions, etc. made during past 4
               quarters                                                $________

          12.  Sum of Lines D8, D9, D10 and D11 ("FIXED CHANGES")      $________

          13.  Ratio of Line D7 to Line D12                           ______:1.0

          14.  Line D13 ratio must not to be less than                  1.2:1.0

          15.  The Company is in compliance (circle yes or no)            Yes/No

                                      EXHIBIT E

                                  OPINION OF COUNSEL

                                      EXHIBIT F

                              ASSIGNMENT AND ACCEPTANCE


                             Dated _____________,_19_____

     Reference is made to the Credit Agreement dated as of January_31, 1997 (the "CREDIT AGREEMENT") among HA-LO Industries, Inc., an Illinois corporation (the "COMPANY"), the Lenders (as defined in the Credit Agreement) and American National Bank and Trust Company of Chicago, as Agent for the Lenders (the "AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

     _____________________________________________________ (the "ASSIGNOR") and
_________________________ (the "ASSIGNEE") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitments as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Obligations, if any.

     2.   The Assignor (i) represents and warrants that as of the date hereof
(A) its Revolving Credit Commitment is $____________, and its Term Loan Commitment is $____________, (B) the aggregate outstanding principal amount of Loans made by it under the Credit Agreement that have not been repaid is $____________ ($____________ Revolving Loans and $___________ Term Loans) and a
description of the interest rates and interest periods for such Loans is attached as Schedule 1 hereto, and (C) the aggregate principal amount of Assignor's outstanding L/C Obligations is $___________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Subsidiary or the performance or observance by the Company or any Subsidiary of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to in Section 7.5(a) and (b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and

Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

     4. As consideration for the assignment and sale contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_______________(1). It is understood that commitment and/or Letter of Credit fees accrued to the


--------------------
(1) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

date hereof with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

  5. The effective date for this Assignment and Acceptance shall be _____________, ____ (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Company for its acceptance on behalf of the Company and to the Agent for acceptance and recording by the Agent.

  6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

  7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

  8. In accordance with Section 11.10 of the Credit Agreement, the Assignor and the Assignee request and direct that the Agent prepare and cause the Company to execute and deliver to the Assignee Notes payable to the Assignee in the amount of its Commitments and new Notes to the Assignor in the amount of its Commitments after giving effect to the assignment hereunder.

  9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                              [ASSIGNOR LENDER]


                              By
                              Name
                                  -----------------------------------
                              Title
                                   ----------------------------------

                              [ASSIGNEE LENDER]


                              By
                              Name
                                  -----------------------------------
                              Title
                                   ----------------------------------

                              Lending Office (and
                                address for notices):

Accepted and consented this
____ day of ___________,19__

HA-LO INDUSTRIES, INC.


By
  ------------------------------------
Name
    ----------------------------------

Title
     ---------------------------------

Accepted and consented to by the Agent this _______ day of ___________, 19__

AMERICAN NATIONAL BANK AND TRUST
 COMPANY OF CHICAGO, AS AGENT


By
  ------------------------------------
Name
    ----------------------------------
Title
     ---------------------------------

                           SCHEDULE I




                        Type of                               Last day of
Principal Amount         Loan           Interest Rate       Interest Period
----------------         ----           -------------       ---------------

                          SCHEDULE 5.2

                          SUBSIDIARIES



                                 JURISDICTION OF         PERCENTAGE
           NAME                   INCORPORATION          OWNERSHIP

Fletcher, Barnhardt & White,
 Inc.                                Illinois               100%

HA-LO Sports, Inc.                   Illinois               100%

Market U.S.A., Inc.                  Illinois               100%

Creative Concepts in
 Advertising, Inc.                   Michigan               100%